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                                  Exhibit 23.2

                             MCGLADREY & PULLEN, LLP
                  Certified Public Accountants and Consultants
                                555 Fifth Avneue
                          New York, New York 10017-2416
                             Telephone: 212-697-0606
                             Facsimile: 212-697-9182




               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS


We consent to the incorporation by reference in this Registration Statement of Thornburg Mortgage Asset Corporation (the "Company") on Form S-3D of our report, dated January 15, 1998 accompanying the financial statements of the Company appearing in its 1997 Annual Report on Form 10-K.


                                                   /s/ McGLADREY & PULLEN, LLP

                                                   McGLADREY & PULLEN, LLP


New York, New York
April 9, 1998